EXHIBIT 99.1
                                                                    ------------



      L-1 IDENTITY SOLUTIONS REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS

STAMFORD, CONN. -- MAY 9, 2007 (BUSINESS WIRE)-- L-1 Identity Solutions, Inc., (NYSE:ID), a leading supplier of identity solutions and services, today announced financial results for the first quarter ended March 31, 2007. In the quarter, the Company was successful in receiving awards from the Department of Defense (DoD), the Department of Homeland Security (DHS), the Canadian government, State and local agencies and international customers.

Revenue for the first quarter of 2007 was $70.0 million compared to $23.4 million in the first quarter of 2006, an increase of $46.6 million. Of the increase, $43.3 million represents businesses acquired after March 31, 2006 and $3.3 million represents organic growth.

Gross margin on a GAAP basis in the first quarter of 2007 was 25 percent, compared to 27 percent in the first quarter of 2006, reflecting the increase in amortization of intangible assets related to acquisitions. Excluding the impact of acquisitions gross margin in the 2007 first quarter was 32 percent.

Adjusted EBITDA for the first quarter was $5.7 million compared to $2.5 million in the same period in the prior year, reflecting the impact of acquisitions, organic sales growth and synergies realized during the year.

Net loss in the first quarter amounted to $8.8 million, or $0.12 per diluted share compared to a net loss of $2.2 million, or $0.07 per diluted share in the first quarter of 2006. The results were impacted by increased operating expenses related to the acquisitions, amortization of intangible assets, as well as increases in stock-based compensation, income taxes and interest expense.

"The Company performed as expected during our first quarter and we expect momentum to accelerate as we progress through the year, as evidenced by the recently announced $71 million HIIDE award. This award is an important milestone for L-1 that further validates our multi-modal biometric strategy," said Robert
V. LaPenta, Chairman, President and CEO of L-1 Identity Solutions. "We intend to continue to grow the Company organically and through acquisitions in order to provide the most advanced and complete solutions available to solve our customers' identity challenges. This strategy, along with our strong industry partnerships, also serves to ensure we can effectively compete and win important federal identity programs, both here and abroad."

First quarter revenue of $70.0 million together with scheduled shipments from the Company's currently existing backlog of approximately $523.0 million represents about 80 percent of the Company's 2007 revenue target.

RECENT AWARDS

The Company believes that demand for multi-biometric recognition technology continues to increase. L-1 had several key wins including the ABIS (Automated Biometric Identification System) program for the DoD as part of the Northrop Grumman team. The DoD ABIS system will become the biometric repository for all identification types that links to the intelligence community and civilian agencies. The system is initially expected to support up to 2.4 million finger, face, palm and iris records, and a lesser number of unsolved latent prints. L-1 also was selected to implement MEPCOM (U.S. Military Entrance Processing Command), a biometric identification system to uniquely identify and track military applicants throughout the enlistment process. Over time, the program is expected to build a watch-list of known professional test takers and "ringers" to help eliminate military enlistment fraud.


In the area of document authentication and credentialing, L-1 received an order from the Canadian government for $2.8 million in document authentication readers with Smartchip / RFID (Radio Frequency Identification) capabilities from Viisage. L-1 also received a DHS Science and Technology (S&T) Division contract award to develop facial recognition technology for the FAMS Tactical Information Sharing System (TISS).

At the State level, the Texas Department of Public Safety purchased more than 100 criminal booking systems totaling in excess of $2.5 million to incorporate high-quality finger-based biometric images with integrated video mug shot capabilities.

This year, L-1 has received over $2.7 million in orders from the DHS for the TP-3000 live scan device. The TP-3000's are used at border sites to capture fingerprints for quick and accurate searches against the FBI IAFIS (Integrated Automated Fingerprint Identification System) and DHS IDENT (the primary repository of biometric information held by DHS). Orders from DHS since the inception of the program exceed $12.0 million.

After the end of the first quarter, L-1's facial and iris recognition algorithms achieved tier one performance results in both the Facial Recognition Vendor Test 2006 (FRVT 2006) and the Iris Challenge Evaluation (ICE 2006) sponsored by the National Institute of Standards and Technology (NIST). L-1's facial recognition technology was the best "all around" performer and its iris recognition algorithms were two of the top three performers. Additionally, L-1's latest iris algorithm demonstrated unprecedented and unparalleled matching speed, almost 50 times faster than its nearest competitor, at comparable accuracy.

GROWTH STRATEGY INCLUDES CONTINUED FOCUS ON ACQUISITIONS

Acquisitions form an important element of the L-1 growth strategy with a focus today on adding high- growth complementary businesses to the existing portfolio.

The acquisition of Canadian-based ComnetiX Inc. was completed on February 21, 2007, for $17.8 million. It creates a strong presence for L-1 in the Canadian market and adds a complementary base of customers for L-1's fingerprint products and services portfolio at the State and local level, including New York, Georgia and California.

The Company's pending acquisition of Advanced Concepts, Inc. (ACI), announced on May 1, 2007 is expected to add important high-level network, engineering and security capabilities to L-1, as well as provide important size and synergies in L-1's human intelligence activities. The acquisition of ACI is expected to close at the end of the second quarter.




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



FORWARD LOOKING FINANCIAL EXPECTATIONS

The Company expects revenue for the second quarter ending June 30, 2007 of between $90.0 and $92.0 million with Adjusted EBITDA of $17.0 to $19.0 million, gross margin of 36 percent and EPS in the range of $0.07 to $0.09. For the full-year ending December 31, 2007, revenue is now anticipated to be $365.0 to $375.0 million, assuming the ACI acquisition is completed by the end of the second quarter. The Company expects gross margin to be slightly higher than 35 percent and expects Adjusted EBITDA of between $64.0 to $68.0 million and EPS to be approximately $0.10 to $0.15.

CONFERENCE CALL INFORMATION

The Company will host a conference call with the investment community to discuss its operating results and outlook beginning at 4:00 p.m. (ET) today. The conference call will be available live over the Internet at the investor relations section of the L-1 website at www.L1ID.com. To listen to the conference call, please dial 866-406-5408 using the passcode 8661520. For callers outside the U.S., please dial 973-582-2770 with the passcode 8661520. A recording of the conference call will be available starting one hour after the completion of the call. To access the replay, please dial 877-519-4471 and use passcode 8661520. To access the replay from outside the U.S., dial 973-341-3080 and use passcode 8661520.

ADJUSTED EBITDA

L-1 Identity Solutions uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss) interest, income taxes, depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes Adjusted EBITDA is useful to help investors analyze the operating trends of the business before and after the adoption of SFAS 123(R) and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing L-1 Identity Solutions financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, L-1 Identity Solutions can evaluate its operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance.

L-1 Identity Solutions considers Adjusted EBITDA to be an important indicator of the Company's operational strength and performance of its business and a useful measure of the Company's historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes, all of which impact the Company's profitability, as well as depreciation and amortization related to the use of long term assets which benefit multiple periods. L-1 Identity Solutions believes that these limitations are compensated by providing Adjusted EBITDA only with GAAP net income (loss) and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities. A reconciliation of GAAP net income
(loss) to Adjusted EBITDA is included in the enclosed schedule.




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


ABOUT L-1 IDENTITY SOLUTIONS

L-1 Identity Solutions, Inc. (NYSE: ID), together with its portfolio of companies, offers a comprehensive set of products and solutions for protecting and securing personal identities and assets. Leveraging the industry's most advanced multi-modal biometric platform for finger, face and iris recognition, our solutions provide a circle of trust around all aspects of an identity and the credentials assigned to it -- including proofing, enrollment, issuance and usage. With the trust and confidence in individual identities provided by L-1 Identity Solutions, government entities, law enforcement and border management agencies, and commercial enterprises can better guard the public against global terrorism, crime and identity theft fostered by fraudulent identity. L-1 Identity Solutions is headquartered in Stamford, CT. For more information, visit www.L1ID.com.

ID-L

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this press release and those made from time to time by L-1 Identity Solutions through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company's current views based on management's beliefs and assumptions and information currently available. Forward-looking statements concerning future plans or results are necessarily only estimates, and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the availability of government funding for L-1's products and solutions, the size and timing of federal contract awards, performance on existing and future contracts, general economic and political conditions and other factors affecting spending by customers, and the unpredictable nature of working with government agencies. Additional risks and uncertainties are described in the Securities and Exchange Commission filings of the L-1 Identity Solutions, including the Company's Form10-K for the year ended December 30, 2006. L-1 Identity Solutions expressly disclaims any intention or obligation to update any forward-looking statements.












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




                 Reconciliation of Adjusted EBITDA To Net Income
                                   (unaudited)
                                  (in millions)


                                                     QUARTERS ENDED
HISTORICAL  PERIODS                       MARCH 31, 2007        MARCH 31, 2006
--------------------------------------  ------------------   -------------------
Net Loss                                   $       (8.8)         $       (2.2)

Add:
Depreciation and Amortization                       9.0                   4.1
Interest (income) Expense                           1.7                  (0.7)
Provision for Income Taxes                          1.1                   0.6
Stock Based Compensation                            2.7                   0.7
                                           ------------          ------------
                                           $        5.7          $        2.5
                                           ============          ============


                                         QUARTER ENDING           YEAR ENDING
PROSPECTIVE PERIODS                       JUNE 30, 2007        DECEMBER 31, 2007
--------------------------------------  ------------------   -------------------

Net Income                                 $  4.0 - 6.0          $ 6.5 - 10.5
Add:
Depreciation and Amortization                       8.0                  37.0
Interest (income) Expense                           2.0                   7.5
Provision for Income Taxes                          1.0                   4.0
Stock Based Compensation                            2.0                   9.0
                                           ------------          ------------
                                           $  17 to $19          $  64 to $68
                                           ============          ============




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





                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (IN MILLIONS)
                                   (UNAUDITED)


                                          MARCH 31, 2007       DECEMBER 31, 2006
--------------------------------------  ------------------   -------------------
Current Assets:
     Cash and cash equivalents             $        4.1          $        5.0
     Accounts Receivable                           54.1                  61.5
     Other Current Assets                          18.2                  15.5
                                           ------------          ------------
Total Current Assets                               76.4                  82.0

     Property and Equipment, net                   20.0                  19.9
     Goodwill and net Intangible Assets         1,140.5               1,121.5
     Other Assets                                   4.7                   3.8
                                           ------------          ------------
Total Assets                               $    1,241.6          $    1,227.2
                                           ============          ============

Liabilities & Shareholders' Equity
Current Liabilities:
     Accounts Payable and Accrued
      Expenses                             $       54.0          $       54.8
     Current Deferred Revenue                      11.7                  10.3
     Other Current Liabilities                      4.9                   5.2
                                           ------------          ------------
Total Current Liabilities                          70.6                  70.3
     Deferred Tax Liability                         5.4                   4.4
     Deferred Revenue                               4.0                   3.7
     Long-Term Debt                                98.0                  80.0
     Other Liabilities                              1.0                   1.7
                                           ------------          ------------
Total Liabilities                                 179.0                 160.1
Shareholders' Equity                            1,062.6               1,067.1
                                           ------------          ------------
                                           $    1,241.6             $ 1,227.2
                                           ============          ============




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




                 Condensed Consolidated Statements of Operations
                     (in millions, except per share amounts)
                                   (unaudited)



                                              THREE                 THREE
                                           MONTHS ENDED          MONTHS ENDED
                                          MARCH 31, 2007        MARCH 31, 2006
--------------------------------------  ------------------   -------------------
Revenue                                    $       70.0          $       23.4
                                           ------------          ------------
Cost of Revenues:
     Cost Of Revenues                              46.2                  15.2
     Amortization of Purchased Intangible
      Assets                                        6.5                   1.8
                                           ------------          ------------
Total Cost of Revenues                             52.7                  17.0
                                           ------------          ------------
     Gross Profit                                  17.3                   6.4
Operating Expenses:
     Sales and Marketing                            5.5                   2.4
     Research and Development                       4.6                   1.6
     General and Administrative                    12.8                   4.6
     Amortization of Purchased Intangible
      Assets                                        0.4                   0.1
                                           ------------          ------------
Total Operating Expenses                           23.3                   8.7
                                           ------------          ------------
     Loss from Operations                          (6.0)                 (2.3)
     Interest Income (expense), net                (1.7)                  0.7
     Loss before Income Taxes                      (7.7)                 (1.6)
     Provision for Income Taxes                    (1.1)                 (0.6)
                                           ------------          ------------
Net Loss                                   $       (8.8)         $       (2.2)
                                           ============          ============

Net Loss per Basic and Diluted Share       $      (0.12)         $      (0.07)
                                           ------------          ------------
Weighted Average Basic and Diluted
 Shares Outstanding                        $       72.5          $       29.0
                                           ============          ============




SOURCE: L-1 Identity Solutions, Inc.

L-1 Identity Solutions, Inc.
Doni Fordyce, 203-504-1109
dfordyce@L1ID.com

Copyright Business Wire 2007

News Provided by COMTEX

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